SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2012

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive, Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2012, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Integrated Electrical Services, Inc. (the “Company”) approved and adopted the Integrated Electrical Services, Inc. Executive Officer Severance Benefit Plan (the “Plan”).  The purpose of the Plan is to provide severance benefits to certain senior executives of the Company and, to the extent designated by the Committee, certain of its affiliates, in the event that the executive’s employment is terminated by the Company or the applicable affiliate other than for Cause (as defined in the Plan) or by the executive due to the occurrence of (i) a material reduction in the executive’s duties or responsibilities, (ii) a material reduction in the executive’s annual rate of base cash compensation, (iii) a change in the location of the executive’s principal place of employment by more than fifty miles from Houston, Texas, (iv) the receipt of a written notice of termination of the Plan or of any amendment to the Plan that would adversely reduce the executive’s potential severance payments or benefits or his or her coverage under the Plan or (v) a demotion or transfer of the executive’s employment that results or would result in him or her no longer being a Covered Executive (as defined in the Plan) (each, a “Qualifying Termination”). Pursuant to the terms of the Plan, if a participating executive has a Qualifying Termination prior to a Change in Control (as defined in the Plan), the executive will receive, among other benefits, continued payment of his or her base pay for a period of twelve months following the date of such termination.  If a participating executive has a Qualifying Termination on or within twelve months following a Change in Control, the executive will receive, among other benefits, a lump sum payment equal to two times his or her annual base pay.

At the request of the Committee, in connection with the adoption of the Plan, each executive officer of the Company has agreed to terminate his or her employment agreement with the Company and to relinquish his or her rights thereunder.

The foregoing description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Integrated Electrical Services, Inc. Executive Severance Benefit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: January 27, 2012	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Integrated Electrical Services, Inc. Executive Severance Benefit Plan